EXHIBIT (n)(3)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Sander M. Bieber, David J. Harris, Brendan C. Fox, Dilia M. Caballero, and Kimberly Dopkin Rasevic and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place, and stead, in any and all capacities, to sign any and all registration statements, exemptive applications, no-action letter requests and other regulatory filings made applicable to The Mexico Fund, Inc. (the “Fund”), and any amendments, exhibits, or supplements thereto, and to file and/or withdraw the same, with all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person in his capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Sander M. Bieber, David J. Harris, Brendan C. Fox, Dilia M. Caballero and Kimberly Dopkin Rasevic and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person in his capacity as a Director or Officer of The Mexico Fund, Inc., hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

NAME	TITLE	DATE

/S/ JOSE LUIS GOMEZ PIMIENTA José Luis Gómez Pimienta	President, Director and Principal Executive Officer	March 9, 2005

/S/ ALBERTO OSORIO Alberto Osorio	Treasurer and Principal Financial and Accounting Officer	March 9, 2005

/S/ PHILIP CALDWELL Philip Caldwell	Director	March 9, 2005

/S/ EMILIO CARRILLO GAMBOA Emilio Carrillo Gamboa	Director	March 9, 2005

/S/ EUGENIO CLARIOND Eugenio Clariond	Director	March 9, 2005

/S/ CLAUDIO X. GONZÁLEZ Claudio X. González	Director	March 11, 2005

/S/ ROBERT L. KNAUSS Robert L. Knauss	Director	March 9, 2005

/S/ JAIME SERRA PUCHE Jaime Serra Puche	Director	March 9, 2005